Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Member

Sabine Pass Liquefaction, LLC:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

January 6, 2021